UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

Garden Fresh Restaurant Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-25886	330028786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15822 Bernardo Center Drive, Suite A San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

(858) 675-1600

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

On September 29, 2003, Garden Fresh Restaurant Corp., a Delaware corporation (“Garden Fresh”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GF Holdings, Inc., a Delaware corporation (“GF Holdings”), and GFR Acquisition Company, a Delaware corporation and wholly-owned subsidiary of GF Holdings (“Merger Sub”), pursuant to which Merger Sub will merge with and into Garden Fresh, with Garden Fresh being the surviving corporation (the “Merger”) and becoming a wholly-owned subsidiary of GF Holdings. The Merger is conditioned upon, among other things, the approval of the merger by Garden Fresh’s stockholders, any required antitrust clearance and the receipt by GF Holdings of the proceeds contemplated by financing commitments. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Garden Fresh issued a press release dated September 30, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of September 29, 2003, by and among Garden Fresh Restaurant Corp., GF Holdings, Inc. and GFR Acquisition Company.

99.1	Press Release dated September 30, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDEN FRESH RESTAURANT CORP.

By:	/s/ DAVID W. QUALLS

David W. Qualls Chief Financial Officer and Secretary

Date: October 1, 2003

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EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of September 29, 2003, by and among Garden Fresh Restaurant Corp., GF Holdings, Inc. and GFR Acquisition Company.

99.1	Press Release dated September 30, 2003